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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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                                                                 JURISDICTION OF
  NAME                                                            INCORPORATION
  ----                                                           ---------------
GWI PCS, Inc. ..................................................    Delaware
GWI PCS California/Florida, Inc. ...............................    Delaware
GWI PCS Chico, Inc. ............................................    Delaware
GWI PCS Georgia, Inc. ..........................................    Delaware
GWI PCS1, Inc. .................................................    Delaware
GWI PCS2, Inc. .................................................    Delaware
GWI PCS3, Inc. .................................................    Delaware
GWI PCS4, Inc. .................................................    Delaware
GWI PCS5, Inc. .................................................    Delaware
GWI PCS6, Inc. .................................................    Delaware
GWI PCS7, Inc. .................................................    Delaware
GWI PCS8, Inc. .................................................    Delaware
GWI PCS9, Inc. .................................................    Delaware
GWI PCS10, Inc. ................................................    Delaware
GWI PCS11, Inc. ................................................    Delaware
GWI PCS12, Inc. ................................................    Delaware
GWI PCS13, Inc. ................................................    Delaware
GWI PCS14, Inc. ................................................    Delaware
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